                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


              As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 12, 1998 included in the 1997 Annual Report to Shareholders of Southern California Water Company. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

              We further consent to the incorporation by reference of the above-mentioned report, incorporated by reference in this Annual Report on Form 10-K in the Southern California Water Company Registration Statements which follow:


     Registration Form        File No.        Effective Date
     -----------------        --------       ----------------
          S-3                 33-42218       August 22, 1991
          S-8                 33-71226       November 4, 1993
          S-3                 33-60441       August 11, 1995



                                             ARTHUR ANDERSEN LLP

Los Angeles, California
March 6, 1998